Exhibit 99.1

California BanCorp Reports Financial Results for the Second Quarter and Six Months Ended June 30, 2024

Oakland, CA – July 29, 2024 – California BanCorp (NASDAQ: CALB) (the “Company”), whose subsidiary is California Bank of Commerce, announced today its financial results for the second quarter and six months ended June 30, 2024.

The Company reported a net loss of $5.9 million for the second quarter of 2024, representing a decrease of $9.7 million, or 254%, compared to net income of $3.8 million for the first quarter of 2024 and a decrease of $11.3 million, or 208%, compared to $5.4 million in the second quarter of 2023. For the six months ended June 30, 2024, the Company reported a net loss of $2.0 million representing a decrease of $12.9 million, or 119%, compared to net income of $10.9 million for the same period in 2023.

Diluted earnings per share of $(0.68) for the second quarter of 2024, compared to $0.45 for the first quarter of 2024 and $0.65 for the second quarter of 2023. For the six months ended June 30, 2024, diluted earnings per share of $(0.24), compared to $1.29 for the same period in 2023.

“As we announced earlier this month, on July 17, 2024, at their respective shareholder meetings, shareholders of Southern California Bancorp and California BanCorp approved the merger of the two companies, and we expect the transaction to close on July 31, 2024,” said Steven Shelton, Chief Executive Officer of California BanCorp. “Our second quarter results were impacted by a $13.5 million provision for credit losses, largely as the result of stepped up resolution activity on loans individually identified during a rigorous review of our loan portfolio. During the quarter, we focused our efforts on an active strategy of de-risking our balance sheet and remained measured in our new loan production, which led to a decline in total loans. At the same time, we continued to add new commercial relationships that helped contribute to an increase in our balances of noninterest-bearing deposits. We look forward to closing our merger and capitalizing on the strong market position of our combined entity to continue adding attractive commercial relationships, generating profitable growth, and further enhancing the value of our franchise in the coming years.”

Financial Highlights:

Profitability—three months ended June 30, 2024 compared to March 31, 2024

•	Net loss of $5.9 million and $(0.68) per diluted share, compared to net income of $3.8 million and $0.45 per share, respectively.

•	Revenue of $18.3 million decreased $1.1 million, or 6%, from $19.4 million for the first quarter of 2024 (See Interim Consolidated Non-GAAP Data).

•	Net interest income of $16.8 million decreased $892,000, or 5%, compared to $17.7 million for the first quarter of 2024.

•	Provision for credit losses of $13.5 million increased $13.4 million from $126,000 for the first quarter of 2024.

•	Non-interest income of $1.5 million decreased $187,000, or 11%, compared to $1.7 million for the first quarter of 2024.

•	Non-interest expense, excluding merger related expenses, of $12.5 million decreased $139,000, or 1%, compared to $12.7 million for the first quarter of 2024 (See Interim Consolidated Non-GAAP Data).

Profitability—six months ended June 30, 2024 compared to June 30, 2023

•	Net loss of $2.0 million and $(0.24) per diluted share, compared to net income of $10.9 million and $1.29 per diluted share, respectively.

•	Revenue of $37.8 million decreased $1.8 million, or 5%, compared to $39.6 million in the prior year (See Interim Consolidated Non-GAAP Data).

•	Net interest income of $34.5 million decreased $2.9 million, or 8%, compared to $37.4 million for the same period in the prior year.

•	Provision for credit losses of $13.6 million increased $12.8 million from $802,000 for the six months ended June 30, 2023.

•	Non-interest income of $3.2 million increased $981,000, or 44%, from $2.2 million for the same period in the prior year.

•

Non-interest expense, excluding merger related expenses, of $25.2 million increased $1.8 million, or 8%, compared to $23.4 million for the six months ended June 30, 2023 (See Interim Consolidated Non-GAAP Data).

Financial Position – June 30, 2024 compared to March 31, 2024

•	Total assets decreased by $5.2 million to $1.92 billion; average total assets decreased by $7.0 million to $1.91 billion.

•	Total gross loans decreased by $33.2 million to $1.49 billion; average total gross loans decreased by $11.1 million to $1.51 billion.

•	Total deposits decreased by $827,000 to $1.64 billion; average total deposits decreased by $7.0 million to $1.62 billion.

•	The Company had no other borrowings at June 30, 2024 or March 31, 2024.

•	Capital ratios remain healthy with a tier I leverage ratio of 9.93%, tier I capital ratio of 10.06%, and total risk-based capital ratio of 13.93%.

•	Book value per share of $23.07 decreased by $0.72, or 3%.

•	Tangible book value per share of $22.20 decreased by $0.71, or 3% (See Interim Consolidated Non-GAAP Data).

Net Interest Income and Margin:

Net interest income for the quarter ended June 30, 2024 was $16.8 million, representing a decrease of $892,000, or 5%, from $17.7 million for the three months ended March 31, 2024, and a decrease of $1.8 million, or 10%, from $18.6 million for the quarter ended June 30, 2023. The decrease in net interest income compared to the first quarter of 2024 was primarily attributable to lower yields on interest earning assets. Compared to the second quarter of 2023, the decrease in net interest income resulted from a lower balance of average earning assets which was driven by a reduction in loan balances as a result of conservative underwriting combined with decreased demand and pay-offs occurring in the normal course of business. Additionally, during the current period the Company incurred higher yields on interest-bearing deposits.

Net interest income for the six months ended June 30, 2024 was $34.5 million, a decrease of $2.9 million, or 8% from $37.4 million for the six months ended June 30, 2023. The decrease in net interest income was primarily attributable to an increase in higher yields on interest-bearing deposits.

The Company’s net interest margin for the second quarter of 2024 was 3.71%, compared to 3.89% for the first quarter of 2024 and 3.93% for the same period in 2023. The Company’s net interest margin for the six months ended June 30, 2024 was 3.80% compared to 3.98% for the same period in 2023.

Non-Interest Income:

The Company’s non-interest income for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023 was $1.5 million, $1.7 million, and $1.1 million, respectively. For the six months ended June 30, 2024, non-interest income of $3.2 million compared to $2.2 million for the same period of 2023. The fluctuations in non-interest income from the prior periods were primarily due to service charges and loan related fees.

Net interest income and non-interest income comprised total revenue of $18.3 million, $19.4 million, and $19.8 million for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Total revenue for the six months ended June 30, 2024 and 2023 was $37.8 million and $39.6 million, respectively (See Interim Consolidated Non-GAAP Data).

Non-Interest Expense:

The Company’s non-interest expense for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023 was $13.2 million, $13.7 million, and $11.6 million, respectively. Non-interest expense of $26.9 million for the six months ended June 30, 2024 increased by $3.5 million, or 15%, compared to $23.4 million for the same period of 2023. The fluctuations in non-interest expense from the prior periods was primarily due to the recognition of merger related expenses. Additionally, compared to the same periods in the prior year, the Company incurred increases in salaries and benefits as well as premises and equipment.

Excluding the impact of merger related expenses, non-interest expense for the second quarter of 2024, the first quarter of 2024 and the second quarter of 2023 was $12.5 million, $12.7 million, and $11.6 million, respectively. For the six months ended June 30, 2024 and 2023, non-interest expense excluding the impact of merger related expenses was $25.2 million and $23.4 million, respectively (See Interim Consolidated Non-GAAP Data).

The Company’s efficiency ratio, the ratio of non-interest expense to revenues, was 71.90%, 70.57%, and 58.66% for the quarters ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Excluding the impact of merger related expenses, the Company’s efficiency ratio was 68.38% and 65.29% for the second and first quarters of 2024, respectively. For the six months ended June 30, 2024 and 2023, the Company’s efficiency ratio was 71.22% and 59.14%, respectively. Excluding the impact of merger related expenses, the Company’s efficiency ratio was 66.79% for the six months ended June 30, 2024 (See Interim Consolidated Non-GAAP Data).

Balance Sheet:

Total assets were $1.92 billion as of June 30, 2024 and March 31, 2024, compared to total assets of $2.00 billion at June 30, 2023. The decrease in total assets from the prior year was primarily due to conservative new loan production, combined with decreased liquidity related to a reduction in noninterest-bearing deposits.

Total gross loans decreased by $33.2 million, or 2%, to $1.49 billion at June 30, 2024, from $1.52 billion at March 31, 2024 and decreased $95.9 million, or 6%, from $1.58 billion at June 30, 2023. During the second quarter of 2024, commercial loans increased by $1.7 million, or less than 1%, real estate related loans decreased by $33.0 million, or 4%, and other loans decreased $1.9 million, or 5%. Compared to the same period in the prior year, commercial, real estate other, real estate construction and land, and other loans decreased by $10.1 million, or 2%, $34.8 million, or 4%, $45.1 million, or 74%, and $5.9 million, or 13%, respectively.

Total deposits of $1.64 billion at June 30, 2024 remained unchanged from March 31, 2024, and decreased by $99.6 million, or 6%, from $1.74 billion at June 30, 2023. Compared to the same period last year, the decrease in total deposits was primarily concentrated in noninterest-bearing demand deposits. Noninterest-bearing deposits, primarily commercial business operating accounts, represented 39% of total deposits at both June 30, 2024 and March 31, 2024 and represented 43% of total deposits at June 30, 2023.

Excluding junior subordinated debt securities, the Company had no outstanding borrowings at June 30, 2024, March 31, 2024 or June 30, 2023.

Asset Quality:

The provision for credit losses on loans was $13.7 million for the second quarter of 2024, compared to $301,000 for the first quarter of 2024 and $340,000 for the second quarter of 2023. The Company had net loan charge-offs of $13.3 million, or 0.89% of gross loans, during the second quarter of 2024, net loan charge-offs of $348,000, or 0.02% of gross loans during the first quarter of 2024 and no charge-offs or recoveries during the second quarter of 2023.

Non-performing assets (“NPAs”) to total assets were 1.13% at June 30, 2024, compared to 0.08% at March 31, 2024 and 0.01% at June 30, 2023, with non-performing loans of $21.7 million, $1.5 million and $181,000, respectively, on those dates.

The allowance for credit losses on loans was $16.3 million, or 1.10% of total loans, at June 30, 2024, compared to $16.0 million, or 1.05% of total loans, at March 31, 2024 and $15.7 million, or 0.99% of total loans, at June 30, 2023.

The allowance for credit losses on unfunded loan commitments was $1.8 million, or 0.33% of total unfunded loan commitments, at June 30, 2024, compared to $2.0 million, or 0.32% of total unfunded loan commitments, at March 31, 2024 and $1.9 million, or 0.31% of total unfunded loan commitments, at June 30, 2023.

Capital Adequacy:

At June 30, 2024, shareholders’ equity totaled $195.5 million, compared to $200.7 million at March 31, 2024 and $184.2 million one year ago. Additionally, at June 30, 2024, the Company’s total risk-based capital ratio, tier one capital ratio, and leverage ratio were 13.93%, 10.06%, and 9.93%, respectively; all of which were above the regulatory standards of 10.00%, 8.00%, and 5.00%, respectively, for “well-capitalized” institutions.

About California BanCorp:

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

Contacts:

Steven E. Shelton, (510) 457-3751

Chief Executive Officer

seshelton@bankcbc.com

Thomas A. Sa, (510) 457-3775

President, Chief Financial Officer and Chief Operating Officer

tsa@bankcbc.com

Use of Non-GAAP Financial Information:

This press release contains both financial measures based on GAAP and non-GAAP. Non-GAAP financial measures are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The non-GAAP financial measures included in this press release include: Total Revenue; Adjusted non-interest expense; Adjusted Efficiency Ratio; Tangible Equity to Tangible Assets Ratio; Quarterly and Year-to-Date Average Tangible Equity to Tangible Assets Ratio; and Tangible Book Value Per Share.

Forward-Looking Statements:

Statements in this news release regarding expectations and beliefs about future financial performance and financial condition, as well as trends in the Company’s business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that the Company makes about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond the Company’s control. As a result of those risks and uncertainties, the Company’s actual future performance or financial results could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause the Company to make changes to future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring loan losses, which is an inherent risk of the banking business; the risk that the Company will not be able to continue its internal growth rate; the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Southern California Bancorp to terminate their agreement with respect to the pending merger; the outcome of any legal proceedings that may be instituted against the Company or Southern California Bancorp; delays in completing the merger with Southern California Bancorp; the failure to satisfy any of the other conditions to the merger on a timely basis or at all; the ability to complete the merger and integration of the Company and Southern California Bancorp successfully; costs being greater than anticipated; cost savings being less than anticipated; the risk that the merger disrupts the business of the Company, Southern California Bancorp or the combined company; the risk that the United States economy will experience slowed growth or recession or will be adversely affected by domestic or international economic conditions and risks associated with the Federal Reserve Board taking actions with respect to interest rates, any of which could adversely affect, among other things, the values of real estate collateral supporting many of the Company’s loans, interest income and interest rate margins and, therefore, the Company’s future operating results; the impacts of the failure of other depository institutions on investor and depositor sentiments and preferences; the Company’s ability to manage its liquidity; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships. Readers of this news release are encouraged to review the additional information regarding these and other risks and uncertainties to which our business is subject that are contained in our Annual Report on Form 10-K for the year ended December 31, 2023 which is on file with the Securities and Exchange Commission (the “SEC”).

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. The Company disclaims any obligation to update forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise, except as may be required by law.

FINANCIAL TABLES FOLLOW

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - PROFITABILITY

(Dollars in Thousands, Except Per Share Data)

			Change			Change
QUARTERLY HIGHLIGHTS:	Q2 2024	Q1 2024	$	%	Q2 2023	$	%
Interest income	$26,748	$27,382	$(634)	-2%	$27,172	$(424)	-2%
Interest expense	9,925	9,667	258	3%	8,526	1,399	16%

Net interest income	16,823	17,715	(892)	-5%	18,646	(1,823)	-10%
Provision for credit losses	13,506	126	13,380	10619%	444	13,062	2942%

Net interest income after provision for credit losses	3,317	17,589	(14,272)	-81%	18,202	(14,885)	-82%
Non-interest income	1,518	1,705	(187)	-11%	1,135	383	34%
Non-interest expense (1)	13,188	13,704	(516)	-4%	11,603	1,585	14%

Income before income taxes	(8,353)	5,590	(13,943)	-249%	7,734	(16,087)	-208%
Income tax expense	(2,492)	1,773	(4,265)	-241%	2,294	(4,786)	-209%

Net income	$(5,861)	$3,817	$(9,678)	-254%	$5,440	$(11,301)	-208%

Diluted earnings per share	$(0.68)	$0.45	$(1.13)	-251%	$0.65	$(1.33)	-205%

Net interest margin	3.71%	3.89%	-18 Basis Points		3.93%	-22 Basis Points
Efficiency ratio (1)	71.90%	70.57%	+133 Basis Points		58.66%	+1324 Basis Points

			Change
YEAR-TO-DATE HIGHLIGHTS:	2024	2023	$	%
Interest income	$54,130	$52,711	$1,419	3%
Interest expense	19,592	15,308	4,284	28%

Net interest income	34,538	37,403	(2,865)	-8%
Provision for credit losses	13,632	802	12,830	1600%

Net interest income after provision for credit losses	20,906	36,601	(15,695)	-43%
Non-interest income	3,223	2,242	981	44%
Non-interest expense (1)	26,892	23,446	3,446	15%

Income before income taxes	(2,763)	15,397	(18,160)	-118%
Income tax expense	(719)	4,506	(5,225)	-116%

Net income	$(2,044)	$10,891	$(12,935)	-119%

Diluted earnings per share	$(0.24)	$1.29	$(1.53)	-119%

Net interest margin	3.80%	3.98%	-18 Basis Points
Efficiency ratio (1)	71.22%	59.14%	+1208 Basis Points

(1)	See pro-forma balances and ratios, excluding the impact of merger related expenses - Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - FINANCIAL POSITION

(Dollars in Thousands, Except Per Share Data)

			Change			Change
PERIOD-END HIGHLIGHTS:	Q2 2024	Q1 2024	$	%	Q2 2023	$	%
Total assets	$1,917,389	$1,922,541	$(5,152)	0%	$2,005,646	$(88,257)	-4%
Gross loans	1,487,697	1,520,891	(33,194)	-2%	1,583,631	(95,934)	-6%
Deposits	1,638,689	1,639,516	(827)	0%	1,738,296	(99,607)	-6%
Tangible equity (1)	188,042	193,263	(5,221)	-3%	176,783	11,259	6%
Tangible book value per share (1)	$22.20	$22.91	$(0.71)	-3%	$21.09	$1.11	5%
Tangible equity / tangible assets (1)	9.85%	10.09%	-24 Basis Points		8.85%	+100 Basis Points
Gross loans / total deposits	90.79%	92.76%	-197 Basis Points		91.10%	-31 Basis Points
Noninterest-bearing deposits / total deposits	39.31%	38.64%	+67 Basis Points		42.69%	-338 Basis Points

QUARTERLY AVERAGE			Change			Change
HIGHLIGHTS:	Q2 2024	Q1 2024	$	%	Q2 2023	$	%
Total assets	$1,909,125	$1,916,142	$(7,017)	0%	$1,983,877	$(74,752)	-4%
Total earning assets	1,823,785	1,831,333	(7,548)	0%	1,900,918	(77,133)	-4%
Gross loans	1,507,625	1,518,722	(11,097)	-1%	1,577,529	(69,904)	-4%
Deposits	1,622,673	1,629,636	(6,963)	0%	1,684,008	(61,335)	-4%
Tangible equity (1)	196,841	193,094	3,747	2%	175,783	21,058	12%
Tangible equity / tangible assets (1)	10.35%	10.12%	+23 Basis Points		8.89%	+146 Basis Points
Gross loans / total deposits	92.91%	93.19%	-28 Basis Points		93.68%	-77 Basis Points
Noninterest-bearing deposits / total deposits	39.55%	40.34%	-79 Basis Points		42.65%	-310 Basis Points

YEAR-TO-DATE AVERAGE			Change
HIGHLIGHTS:	Q2 2024	Q2 2023	$	%
Total assets	$1,912,634	$1,979,107	$(66,473)	-3%
Total earning assets	1,827,558	1,897,448	(69,890)	-4%
Gross loans	1,513,173	1,579,917	(66,744)	-4%
Deposits	1,626,155	1,691,925	(65,770)	-4%
Tangible equity (1)	194,967	172,636	22,331	13%
Tangible equity / tangible assets (1)	10.23%	8.76%	+147 Basis Points
Gross loans / total deposits	93.05%	93.38%	-33 Basis Points
Noninterest-bearing deposits / total deposits	39.94%	42.76%	-282 Basis Points

(1)	See Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

SELECTED INTERIM FINANCIAL INFORMATION (UNAUDITED) - ASSET QUALITY

(Dollars in Thousands)

ALLOWANCE FOR CREDIT LOSSES (LOANS):	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Balance, beginning of period	$15,981	$16,028	$15,921	$15,722	$15,382
CECL adjustment	—	—	—	—	—
Provision for credit losses, quarterly	13,668	301	87	121	340
Charge-offs, quarterly	(13,351)	(439)	—	(156)	—
Recoveries, quarterly	50	91	20	234	—

Balance, end of period	$16,348	$15,981	$16,028	$15,921	$15,722

NONPERFORMING ASSETS:	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Loans accounted for on a non-accrual basis	$21,463	$1,212	$3,781	$1,236	$181
Loans with principal or interest contractually past due 90 days or more and still accruing interest	244	240	—	—	—

Nonperforming loans	$21,707	$1,452	$3,781	$1,236	$181
Other real estate owned	—	—	—	—	—

Nonperforming assets	$21,707	$1,452	$3,781	$1,236	$181

Nonperforming loans by asset type:
Commercial	$9,624	$1,159	$3,728	$1,183	$—
Real estate other	11,515	—	—	—	—
Real estate construction and land	—	—	—	—	—
SBA	324	53	53	53	181
Other	244	240	—	—	—

Nonperforming loans	$21,707	$1,452	$3,781	$1,236	$181

ASSET QUALITY:	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Allowance for credit losses (loans) / gross loans	1.10%	1.05%	1.03%	1.01%	0.99%
Allowance for credit losses (loans) / nonperforming loans	75.31%	1100.62%	423.91%	1288.11%	8686.19%
Nonperforming assets / total assets	1.13%	0.08%	0.19%	0.06%	0.01%
Nonperforming loans / gross loans	1.46%	0.10%	0.24%	0.08%	0.01%
Net quarterly charge-offs / gross loans	0.89%	0.02%	0.00%	0.00%	0.00%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	Three months ended			Six months ended
	06/30/24	03/31/24	06/30/23	06/30/24	06/30/23
INTEREST INCOME
Loans	$22,962	$23,574	$23,476	$46,536	$45,948
Federal funds sold	2,542	2,334	2,238	4,876	3,998
Investment securities	1,244	1,474	1,458	2,718	2,765

Total interest income	26,748	27,382	27,172	54,130	52,711

INTEREST EXPENSE
Deposits	9,366	9,096	7,493	18,462	13,515
Other	559	571	1,033	1,130	1,793

Total interest expense	9,925	9,667	8,526	19,592	15,308

Net interest income	16,823	17,715	18,646	34,538	37,403
Provision for credit losses	13,506	126	444	13,632	802

Net interest income after provision for credit losses	3,317	17,589	18,202	20,906	36,601

NON-INTEREST INCOME
Service charges and other fees	1,147	1,379	867	2,526	1,730
Other non-interest income	371	326	268	697	512

Total non-interest income	1,518	1,705	1,135	3,223	2,242

NON-INTEREST EXPENSE (1)
Salaries and benefits	8,925	8,852	7,831	17,777	15,707
Premises and equipment	1,431	1,452	1,168	2,883	2,348
Merger related expenses	647	1,024	—	1,671	—
Other	2,185	2,376	2,604	4,561	5,391

Total non-interest expense	13,188	13,704	11,603	26,892	23,446

Income before income taxes	(8,353)	5,590	7,734	(2,763)	15,397
Income taxes	(2,492)	1,773	2,294	(719)	4,506

NET INCOME	$(5,861)	$3,817	$5,440	$(2,044)	$10,891

EARNINGS PER SHARE
Basic earnings per share	$(0.69)	$0.45	$0.65	$(0.24)	$1.30

Diluted earnings per share	$(0.68)	$0.45	$0.65	$(0.24)	$1.29

Average common shares outstanding	8,456,488	8,413,735	8,369,907	8,480,654	8,354,564

Average common and equivalent shares outstanding	8,558,432	8,566,712	8,414,213	8,610,179	8,442,607

PERFORMANCE MEASURES
Return on average assets	-1.23%	0.80%	1.10%	-0.21%	1.11%
Return on average equity	-11.54%	7.66%	11.91%	-2.03%	12.19%
Return on average tangible equity	-11.98%	7.95%	12.41%	-2.11%	12.72%
Efficiency ratio (1)	71.90%	70.57%	58.66%	71.22%	59.14%

(1)	See pro-forma balances and ratios, excluding the impact of merger related expenses - Interim Consolidated Non-GAAP Data

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in Thousands)

	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
ASSETS
Cash and due from banks	$14,036	$12,071	$27,520	$17,128	$19,763
Federal funds sold	217,713	191,027	184,834	181,854	187,904
Investment securities	125,303	126,918	145,401	149,244	151,129
Loans:
Commercial	612,208	610,459	626,615	633,902	622,270
Real estate other	821,551	834,143	849,306	858,611	856,344
Real estate construction and land	15,467	35,886	44,186	40,003	60,595
SBA	3,678	3,919	4,032	4,415	4,936
Other	34,793	36,484	35,394	36,184	39,486

Loans, gross	1,487,697	1,520,891	1,559,533	1,573,115	1,583,631
Unamortized net deferred loan costs (fees)	1,708	1,223	1,107	1,312	1,637
Allowance for credit losses	(16,348)	(15,981)	(16,028)	(15,921)	(15,722)

Loans, net	1,473,057	1,506,133	1,544,612	1,558,506	1,569,546
Premises and equipment, net	1,763	1,987	2,207	2,432	2,625
Bank owned life insurance	26,273	26,084	25,878	25,697	25,519
Goodwill and core deposit intangible	7,415	7,422	7,432	7,442	7,452
Accrued interest receivable and other assets	51,829	50,899	48,021	41,614	41,708

Total assets	$1,917,389	$1,922,541	$1,985,905	$1,983,917	$2,005,646

LIABILITIES
Deposits:
Demand noninterest-bearing	$644,179	$633,489	$657,302	$686,723	$742,160
Demand interest-bearing	22,550	21,911	26,715	28,533	29,324
Money market and savings	633,880	656,236	631,015	672,119	633,620
Time	338,080	327,880	310,212	319,706	333,192

Total deposits	1,638,689	1,639,516	1,625,244	1,707,081	1,738,296

Junior subordinated debt securities	54,360	54,326	54,291	54,256	54,221
Other borrowings	—	—	75,000	—	—
Accrued interest payable and other liabilities	28,883	28,014	34,909	32,465	28,894

Total liabilities	1,721,932	1,721,856	1,789,444	1,793,802	1,821,411

SHAREHOLDERS’ EQUITY
Common stock	114,095	113,566	113,227	112,656	112,167
Retained earnings	82,121	87,982	84,165	78,824	73,423
Accumulated other comprehensive loss	(759)	(863)	(931)	(1,365)	(1,355)

Total shareholders’ equity	195,457	200,685	196,461	190,115	184,235

Total liabilities and shareholders’ equity	$1,917,389	$1,922,541	$1,985,905	$1,983,917	$2,005,646

CAPITAL ADEQUACY
Tier I leverage ratio	9.93%	10.17%	9.61%	9.27%	9.01%
Tier I risk-based capital ratio	10.06%	10.15%	9.53%	9.34%	9.07%
Total risk-based capital ratio	13.93%	13.93%	13.16%	13.00%	12.73%
Total equity/ total assets	10.19%	10.44%	9.89%	9.58%	9.19%
Book value per share	$23.07	$23.79	$23.38	$22.64	$21.98
Common shares outstanding	8,472,038	8,436,732	8,402,482	8,395,483	8,383,772

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended June 30,			Three months ended March 31,
	2024			2024
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,507,625	6.13%	$22,962	$1,518,722	6.24%	$23,574
Federal funds sold	190,007	5.38%	2,542	174,551	5.38%	2,334
Investment securities	126,153	3.97%	1,244	138,060	4.29%	1,474

Total interest earning assets	1,823,785	5.90%	26,748	1,831,333	6.01%	27,382

Noninterest-earning assets:
Cash and due from banks	17,526			18,858
All other assets (2)	67,814			65,951

TOTAL	$1,909,125			$1,916,142

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$23,735	0.22%	13	$24,736	0.20%	12
Money market and savings	637,301	3.24%	5,128	635,696	3.12%	4,928
Time	319,899	5.31%	4,225	311,884	5.36%	4,156
Other	54,339	4.14%	559	55,130	4.17%	571

Total interest-bearing liabilities	1,035,274	3.86%	9,925	1,027,446	3.78%	9,667

Noninterest-bearing liabilities:
Demand deposits	641,738			657,320
Accrued expenses and other liabilities	27,855			30,856
Shareholders’ equity	204,258			200,520

TOTAL	$1,909,125			$1,916,142

Net interest income and margin (3)		3.71%	$16,823		3.89%	$17,715

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $197,000 and $34,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.2 million and $16.1 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Three months ended June 30,
	2024			2023
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,507,625	6.13%	$22,962	$1,577,529	5.97%	$23,476
Federal funds sold	190,007	5.38%	2,542	170,608	5.26%	2,238
Investment securities	126,153	3.97%	1,244	152,781	3.83%	1,458

Total interest earning assets	1,823,785	5.90%	26,748	1,900,918	5.73%	27,172

Noninterest-earning assets:
Cash and due from banks	17,526			19,207
All other assets (2)	67,814			63,752

TOTAL	$1,909,125			$1,983,877

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$23,735	0.22%	13	$30,346	0.16%	12
Money market and savings	637,301	3.24%	5,128	609,200	2.50%	3,793
Time	319,899	5.31%	4,225	326,291	4.53%	3,688
Other	54,339	4.14%	559	90,188	4.59%	1,033

Total interest-bearing liabilities	1,035,274	3.86%	9,925	1,056,025	3.24%	8,526

Noninterest-bearing liabilities:
Demand deposits	641,738			718,171
Accrued expenses and other liabilities	27,855			26,441
Shareholders’ equity	204,258			183,240

TOTAL	$1,909,125			$1,983,877

Net interest income and margin (3)		3.71%	$16,823		3.93%	$18,646

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $197,000 and $175,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for credit losses of $15.2 million and $15.4 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED AVERAGE BALANCE SHEET AND YIELD DATA (UNAUDITED)

(Dollars in Thousands)

	Six months ended June 30,
	2024			2023
		Yields	Interest		Yields	Interest
	Average	or	Income/	Average	or	Income/
	Balance	Rates	Expense	Balance	Rates	Expense
ASSETS
Interest earning assets:
Loans (1)	$1,513,173	6.18%	$46,536	$1,579,917	5.86%	$45,948
Federal funds sold	182,279	5.38%	4,876	163,812	4.92%	3,998
Investment securities	132,106	4.14%	2,718	153,719	3.63%	2,765

Total interest earning assets	1,827,558	5.96%	54,130	1,897,448	5.60%	52,711

Noninterest-earning assets:
Cash and due from banks	18,192			18,656
All other assets (2)	66,884			63,003

TOTAL	$1,912,634			$1,979,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Deposits:
Demand	$24,236	0.21%	25	$32,179	0.12%	19
Money market and savings	636,499	3.18%	10,056	617,885	2.25%	6,897
Time	315,891	5.34%	8,381	318,313	4.18%	6,599
Other	54,734	4.15%	1,130	80,701	4.48%	1,793

Total interest-bearing liabilities	1,031,360	3.82%	19,592	1,049,078	2.94%	15,308

Noninterest-bearing liabilities:
Demand deposits	649,529			723,548
Accrued expenses and other liabilities	29,356			26,383
Shareholders’ equity	202,389			180,098

TOTAL	$1,912,634			$1,979,107

Net interest income and margin (3)		3.80%	$34,538		3.98%	$37,403

(1)

Nonperforming loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of net deferred loan costs of $231,000 and $401,000, respectively.

(2)	Other noninterest-earning assets includes the allowance for loan losses of $15.7 million and $16.2 million, respectively.
(3)	Net interest margin is net interest income divided by total interest-earning assets.

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON GAAP DATA (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

TOTAL REVENUE:	Three months ended			Six months ended
	06/30/24	03/31/24	06/30/23	06/30/24	06/30/23
Net interest income	$16,823	$17,715	$18,646	$34,538	$37,403
Non-interest income	1,518	1,705	1,135	3,223	2,242

Total revenue	$18,341	$19,420	$19,781	$37,761	$39,645

ADJUSTED NON-INTEREST EXPENSE	Three months ended			Six months ended
AND EFFICIENCY RATIO:	06/30/24	03/31/24	06/30/23	06/30/24	06/30/23
Non-interest expense	$13,188	$13,704	$11,603	$26,892	$23,446
Less: Merger related expenses	(647)	(1,024)	—	(1,671)	—

Total non-interest expense, before merger related expenses	$12,541	$12,680	$11,603	$25,221	$23,446
Total revenue	$18,341	$19,420	$19,781	$37,761	$39,645

Adjusted efficiency ratio	68.38%	65.29%	58.66%	66.79%	59.14%

AVERAGE TANGIBLE EQUITY /	Three months ended			Six months ended
AVERAGE TANGIBLE ASSETS:	06/30/24	03/31/24	06/30/23	06/30/24	06/30/23
Total assets	$1,909,125	$1,916,142	$1,983,877	$1,912,634	$1,979,107
Goodwill and core deposit intangibles	7,417	7,426	7,457	7,422	7,462

Tangible assets	$1,901,708	$1,908,716	$1,976,420	$1,905,212	$1,971,645

Total shareholders’ equity	$204,258	$200,520	$183,240	$202,389	$180,098
Goodwill and core deposit intangibles	7,417	7,426	7,457	7,422	7,462

Tangible equity	$196,841	$193,094	$175,783	$194,967	$172,636

Tangible equity / tangible assets	10.35%	10.12%	8.89%	10.23%	8.76%

CALIFORNIA BANCORP AND SUBSIDIARY

INTERIM CONSOLIDATED NON-GAAP DATA (UNAUDITED)

(Dollars in Thousands)

TANGIBLE EQUITY / TANGIBLE ASSETS:	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Total assets	$1,917,389	$1,922,541	$1,985,905	$1,983,917	$2,005,646
Goodwill and core deposit intangibles	7,415	7,422	7,432	7,442	7,452

Tangible assets	$1,909,974	$1,915,119	$1,978,473	$1,976,475	$1,998,194

Total shareholders’ equity	$195,457	$200,685	$196,461	$190,115	$184,235
Goodwill and core deposit intangibles	7,415	7,422	7,432	7,442	7,452

Tangible equity	$188,042	$193,263	$189,029	$182,673	$176,783

Tangible equity / tangible assets	9.85%	10.09%	9.55%	9.24%	8.85%

BOOK VALUE PER SHARE:	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Total shareholders’ equity	$195,457	$200,685	$196,461	$190,115	$184,235
Common shares outstanding	8,472,038	8,436,732	8,402,482	8,395,483	8,383,772
Total shareholders’ equity / common shares outstanding	$23.07	$23.79	$23.38	$22.64	$21.98

TANGIBLE BOOK VALUE PER SHARE:	06/30/24	03/31/24	12/31/23	09/30/23	06/30/23
Tangible equity	$188,042	$193,263	$189,029	$182,673	$176,783
Common shares outstanding	8,472,038	8,436,732	8,402,482	8,395,483	8,383,772
Tangible equity / common shares outstanding	$22.20	$22.91	$22.50	$21.76	$21.09